EX-16.1

April 14, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read Amira Nature Foods Ltd’s Form 6-K dated April 14, 2014 and have the following comments:

1. We agree with the statements concerning our firm contained therein.

Yours truly,

/s/ Grant Thornton India LLP